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[Translation of Chinese original]
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                                                                    EXHIBIT 10.4

             EXCLUSIVE TECHNICAL AND CONSULTING SERVICES AGREEMENT

      This Exclusive Technical Consulting and Services Agreement (the "Agreement") is entered into in Beijing as of March 31, 2004, between the following two parties.


PARTY A:  KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD

PARTY B:  BEIJING AIRINBOX INFORMATION TECHNOLOGIES CO., LTD

      WHEREAS,

      1. Party A, a wholly foreign-owned enterprise registered in People's Republic of China (the "PRC", excluding Hong Kong Special Administration District, Macao Special Administration District and Taiwan area, for the purpose of this "Agreement" ) under the laws of PRC, which owns resources to provide the technical and consulting services.

      2. Party B, a wholly domestic invested company registered in PRC, is licensed by relevant government authorities to engage in the business of the Internet information provision service and value-added telecommunication service;

      3. Party A agrees to be the provider of technical and consulting services to Party B, and Party B hereby agrees to accept such technical and consulting services;

      WHEREAS, Party A and Party B, through friendly negotiation and based on the equality and mutual benefit, enter into the Agreement as follows:

1.    TECHNICAL CONSULTING AND SERVICES; OWNERSHIP AND EXCLUSIVE INTERESTS

      1.1 During the term of this Agreement, Party A agrees to provide the relevant technical consulting and services to Party B (the content is specified in Appendix 1) in accordance with the Agreement.

      1.2 Party B hereby agrees to accept such technical and consulting services. Party B further agrees that, during the term of this Agreement, it shall not utilize any third party to provide such technical and consulting services for such above-mentioned business without the prior written consent of Party A.

      1.3 Party A shall be the sole and exclusive owner of all rights, title, interests and intellectual property rights arising from the performance of this Agreement, including, (but not limited to, any copyrights, patent, know-how, commercial



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            secrets and otherwise), whether developed by Party A or Party B based on Party A's intellectual property.

      1.4 Party B covenant that Party A have the priority on cooperation with Party B in the same condition in case Party B is going to cooperate with other enterprises in respect of any business.

2. CALCULATION AND PAYMENT OF THE FEE FOR TECHNICAL AND CONSULTING SERVICES (THE "FEE")

      Party A and Party B agree that the service fee of this agreement shall be RMB 5,000,000 yuan.

3.    REPRESENTATIONS AND WARRANTIES

      3.1   Party A hereby represents and warrants as follows:

            3.1.1 Party A is a company duly registered and validly existing under the laws of the PRC;

            3.1.2 Party A has full right, power, authority and capacity and all consents and approvals of any other third party and government necessary to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts;

            3.1.3 the Agreement will constitute a legal, valid and binding agreement of Party A enforceable against it in accordance with its terms upon its execution.

      3.2   Party B hereby represents and warrants as follows:

            3.2.1 Party B is a company duly registered and validly existing under the laws of the PRC and is licensed to engage in the business of Internet information provision services and value-added telecommunication services.

            3.2.2 Party B has full right, power, authority and capacity and all consents and approvals of any other third party and government necessary to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts.

            3.2.3 Once the Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of Party B enforceable against it in accordance with its terms upon its execution.

4.    CONFIDENTIALITY

      4.1 Party B agrees to use all reasonable means to protect and maintain the confidentiality of Party A's confidential data and information acknowledged or received by Party B by accepting the exclusive consulting and services from Party


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            A (collectively the "Confidential Information"). Party B shall not disclose or transfer any Confidential Information to any third party without Party A's prior written consent. Upon termination or expiration of this Agreement, Party B shall, at Party A's option, return all and any documents, information or software contained any of such Confidential Information to Party A or destroy it, delete all of such Confidential Information from any memory devices, and cease to use them. Party B shall take necessary measures to keep the Confidential Information to the employees, agents or professional consultants of Party B who are necessary to get to know such Information and procure them to observe the confidential obligations hereunder.

      4.2   The limitation stipulated in Section 4.1 shall not apply to:

            4.2.1 the materials available to the public at the time of disclosure;

            4.2.2 the materials that become available to the public after the disclosure without fault of Party B;

            4.2.3 the materials Party B prove to have got the control neither directly nor indirectly from any other party before the disclosure;

            4.2.4 the information that each Party is required by law to disclose to relevant government authorities, stock exchange institute, or that is necessary to disclose the above confidential information directly to the legal counselor and financial consultant in order to keep its usual business.

      4.3 Both Parties agree that this article shall survive the modification, elimination or termination of this Agreement.

5.    INDEMNITY

Party B shall indemnify and hold harmless Party A from and against any loss, damage, obligation and cost arising out of any litigation, claim or other legal procedure against Party A resulting from the contents of the technical consulting and services demanded by Party B.

6.    EFFECTIVE DATE AND TERM

      6.1 This Agreement shall be executed and come into effect as of the date first set forth above. The term of this Agreement is ten (10) years, unless earlier terminated as set forth in this Agreement or in accordance with the terms set forth in the agreement entered into by both parties separately.

      6.2 This Agreement may be automatically extended for another ten years except Party A gives its written consent of the termination of this Agreement three months before the expiration of this Agreement.

7.    TERMINATION

      7.1 This Agreement shall expire on the date due unless this Agreement is extended as set forth in the relevant terms hereunder.



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      7.2   During the term of this Agreement, Party B can not terminate this
            Agreement before the schedule time. Notwithstanding the above-mentioned, Party A may terminate this Agreement at any time with a written notice to Party B 30 days before such termination. If Party A terminate the Agreement in advance duo to Party B's reason, Party B shall take the liability to compensate all the losses caused thereby to Party A and shall pay the relevant fees for the services provided.

      7.3 Article 4 and 5 shall survive after the termination or expiration of this Agreement.

8. SETTLEMENT OF DISPUTES

      8.1 The parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon Both Parties. This article shall not be influenced by the termination or elimination of this Agreement.

      8.2 Each Party shall continue to perform its obligations in good faith according to the provisions of this Agreement except for the matters in dispute.

9.    FORCE MAJEURE

      9.1 Force Majeure, which includes but is not limited to, acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, means any event that is beyond the party's reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure. The affected party who is claiming to be not liable to its failure of fulfilling this Agreement by Force Majeure shall inform the other party, without delay, of the approaches of the performance of this Agreement by the affected party.

      9.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, both parties agree to resume performance of this Agreement with their best efforts.

10.   NOTICES

Notices or other communications required to be given by any party pursuant to this


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Agreement shall be written in English and Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered or mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of the relevant party or parties set forth below.

PARTY A: KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD

Room 809, Tower A, Yue Tan Building, No. 2, Yue Tan North Street, Xi Cheng District, Beijing
Fax: (86)10-68083118
Tele:(86)10-68081818
Addressee: Nick Yang


PARTY B: BEIJING AIRINBOX INFORMATION TECHNOLOGIES CO., LTD

Room 809, Tower A, Yue Tan Building, No. 2, Yue Tan North Street, Xi Cheng District, Beijing
Fax: (86)10-68083118
Tele:(86)10-68081818
Addressee: Yunfan Zhou

11.   ASSIGNMENT

Party B shall not assign its rights or obligations under this Agreement to any third party without the prior written consent of Party A. Party A shall transfer its rights or obligations under this Agreement to any third party without the consent of Party B, but shall inform Party B of the above assignment.

12.   SEVERABILITY

Any provision of this Agreement that is invalid or unenforceable because of any inconsistency with relevant law shall be ineffective or unenforceable within such jurisdiction where the relevant law governs, without affecting in any way the remaining provisions hereof.

13.   AMENDMENT AND SUPPLEMENT

Any amendment and supplement of this Agreement shall come into force only after a written agreement is signed by both parties. The amendment and supplement duly executed by both parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

14.   GOVERNING LAW

The execution, validity, performance and interpretation of this Agreement shall be governed by and construed in accordance with the PRC laws.

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      IN WITNESS THEREOF THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE
DULY EXECUTED ON THEIR BEHALF BY A DULY AUTHORIZED REPRESENTATIVE AS OF THE DATE FIRST SET FORTH ABOVE.

























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PARTY A: KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD


Authorized Representative: /s/ Nick Yang
                          -------------------------------



PARTY B: BEIJING AIRINBOX INFORMATION TECHNOLOGIES CO., LTD


Authorized Representative: /s/ Yunfan Zhou
                          -------------------------------













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APPENDIX 1: THE LIST OF TECHNICAL AND CONSULTING SERVICES

Party A shall provide technical and consulting services as follows:

1.    maintenances of the machine room and website;

2.    provision and maintenances of the office network;

3.    integrated security services for the website;

4. design and implementation of the integrated structure of the network of the website, including the installation of the server system and 24 hours' daily maintenances each week.

5.    development and test of new products;

6.    marketing plan of new products;

7.    conception, creation, design, update and maintenance of the web pages;

8.    maintenance of the clients service platform;

9.    training of the employees;

10.   study and analysis on market;

11.   public relationship service






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APPENDIX 2: CALCULATION AND PAYMENT OF THE FEE FOR TECHNICAL AND CONSULTING
SERVICES


The service fees hereunder shall be monthly calculated by 20% to 25% of the monthly package fees paid by Party B' end users to Party B (accumulated by all the package end users) and 20% to 25% of the fees of every message paid by Party B's clients (accumulated by the amount of the actual messages). The exact proportion above mentioned (within the scope of 20% to 25%) shall be decided by Party A in accordance with the actual service it provides to Party B and shall be calculated quarterly. In consideration of the development of Party B's business in the future, both Parties agree that Party B shall keep no less than RMB 100,000,000 cash or cash equivalence in its account. In case, Party B fails to reach such requirement at the end of any quarter, Party A shall be entitled to derate the fees of the quarter thereof to no less than RMB5,000,000. Meanwhile, both Parties agree that Party B is entitled to exempt from pay the service fees till Party B is commencing to make profits.








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